UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2022 (May 12, 2022)

Goldman Sachs Private Middle Market Credit LLC

(Exact name of registrant as specified in charter)

Delaware	000-55660	81-3233378
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

200 West Street, New York, New York		10282
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 902-0300

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On May 12, 2022, Carmine Rossetti notified Goldman Sachs Private Middle Market Credit LLC (the “Company”) of his intention to resign from his position as principal financial officer, Chief Financial Officer and Treasurer of the Company to pursue a new professional opportunity. Mr. Rossetti will cease serving as the Company’s principal financial officer, Chief Financial Officer and Treasurer, effective on or about August 10, 2022. In addition, on May 12, 2022, Mr. Rossetti also notified each of Goldman Sachs BDC, Inc. (“GS BDC”), Goldman Sachs Private Middle Market Credit II LLC (“GS PMMC II”) and Goldman Sachs Middle Market Lending Corp. II (“GS MMLC II”) of his intention to resign as the principal financial officer, Chief Financial Officer and Treasurer of GS BDC, GS PMMC II and GS MMLC II, respectively, in each case effective on or about August 10, 2022. Mr. Rossetti’s resignation is not the result of any disagreement with the Company. To assist in an orderly transition, Mr. Rossetti will continue serving in his current role during the transition period.

On May 16, 2022, the board of directors of the Company appointed David Pessah, age 36, as Chief Financial Officer and Treasurer, effective on or about August 10, 2022. Mr. Pessah was also appointed as the Company’s principal financial officer, succeeding Mr. Rossetti, effective on or about August 10, 2022. Mr. Pessah will also continue to serve as the Company’s principal accounting officer. Mr. Pessah was also appointed as Chief Financial Officer, Treasurer and principal financial officer of GS BDC, GS PMMC II and GS MMLC II, in each case effective on or about August 10, 2022.

Mr. Pessah is a Vice President in the Fund Controllers group within Goldman Sachs Asset Management, L.P., the Company’s investment advisor (the “Investment Adviser”). Mr. Pessah is responsible for oversight of fund accounting, financial reporting and internal control over financial reporting for the Company and other business development companies managed by the Investment Adviser. Prior to joining Goldman Sachs in September 2010, he worked in the audit practice at Ernst & Young LLP.

Mr. Pessah does not have any family relationships with any current director, executive officer, or person nominated to become a director or executive officer, of the Company, and there are no transactions or proposed transactions, to which the Company is a party, or intended to be a party, in which Mr. Pessah has, or will have, a material interest subject to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDMAN SACHS PRIVATE MIDDLE MARKET CREDIT LLC (Registrant)

Date: May 17, 2022	By:	/s/ David Miller
Name: David Miller
Title: Co-Chief Executive Officer and Co-President

	By:	/s/ Alex Chi
Name: Alex Chi
Title: Co-Chief Executive Officer and Co-President